                                                                  EXHIBIT 10.6.a

                                   AMENDMENT
                                    OF THE
                 FMC EMPLOYEES' THRIFT AND STOCK PURCHASE PLAN

WHEREAS, FMC and Snap-On Incorporated ("Snap-On") will be parties to an Acquisition Agreement under which FMC will sell and assign the assets and liabilities of its Automotive Service Equipment Division (the "Business") to Snap-On, and employees of the Business will be offered employment by Snap-On; and

WHEREAS, the Acquisition Agreement provides that FMC will amend the FMC Employees' Thrift and Stock Purchase Plan (the "Thrift Plan") and the FMC Corporation Salaried Employees' Retirement Plan (the "Salaried Plan") with respect to employees who accept offers of employment with Snap-On (the "Transferred Employees" as defined in the Acquisition Agreement;

NOW, THEREFORE, IT IS RESOLVED, effective as of the "Closing Date" as defined in the Acquisition Agreement, the Thrift Plan is amended as follows:

     1. Each Transferred Employee is fully vested in his or her entire Plan Benefit.

     2. Any outstanding loan from the Plan to a Transferred Employee shall remain outstanding pursuant to the terms of the applicable loan agreement, but not beyond the date of the Transferred Employee's termination of employment with Snap-On Incorporated, notwithstanding such Transferred Employee's termination of employment with FMC; provided, however, that such loans shall remain outstanding only for such period as Snap-On Incorporated facilitates loan repayments by payroll deduction.


Dated: March 28, 1996


FMC CORPORATION


By /s/ Michael J. Callahan
  ----------------------------
Member, FMC Employee Welfare
Benefits Plan Committee